CHURCHILL CONSULTING
              Suite One, Henville Building, Main Street, Charleston
                               Nevis, West Indies
                             Telephone: 869-469-0200
                             Facsimile: 869-469-0201

                                                       March 15, 2000


Vizacom Inc.
Glenpointe Centre East
300 Frank W. Burr Boulevard - 7th Floor
Teaneck, New Jersey 07666

          Re:  Loan Facility

Gentlemen:

          This letter will serve to confirm and memorialize our agreement to modify and extend the $1,000,000 loan facility arrangement (the "Facility") being provided by Churchill Consulting ("Churchill") to Vizacom Inc. (the "Company"), as evidenced by that certain letter agreement, dated January 8, 2000 (the "Original Letter Agreement"), between Churchill and the Company, and that certain Line of Credit Note, dated January 8, 2000 (the "Original Note" and, collectively with the Original Letter Agreement, the "Original Loan Documents"), of the Company, payable to Churchill and in the principal amount of $1,000,000.

          Our agreement to modify and extend the Facility is as follows:

                    1. Notwithstanding the terms of the Original Loan Documents, the Facility will terminate, and Original Note will mature, on January 7, 2002 (the "Extended Termination Date");

                    2. The $1,000,000 draw down on the Facility, which was made on February 17, 2000, must be paid in full, together with all accrued and unpaid interest due Churchill from the Company, on the earlier of (a) April 17, 2000 or (b) three business days following the Company's receipt of gross proceeds from any offering of equity securities of the Company in an amount equal to $2,000,000 or more (in either case, the "Original Repayment").

                    3. If the Original Repayment is made in accordance with the terms of clause 2 above, and notwithstanding the terms of the Original Loan Documents, Churchill will extend the Facility to the Extended Termination Date and, during the period commencing on the date of the Original Repayment and through the date 180 days prior to the Extended Termination Date, the Company may, from time to time and in whole or part, draw down upon the Facility and repay amounts so drawn down; provided, however, that at no time will the principal amount of loans under the Facility exceed $1,000,000.

                    4. After the Original Repayment, each and every drawn down on the Facility shall be due and payable 180 days after the date of such draw down.

                    5. Except as specifically provided in this letter agreement, all of the terms and conditions of the Original Loan Documents shall remain in effect.

          If the foregoing accurately sets forth our agreement, please sign where indicated below.

                                                 CHURCHILL CONSULTING

                                                 By:    /s/ Paul Stark
                                                      ------------------------
                                                      Name:  Paul Stark
                                                      Title: Agent

Accepted and agreed as of the
date first above written:

VIZACOM INC.

By:   /s/ Mark E. Leininger
     ---------------------------------------
       Mark E. Leininger
       President and Chief Executive Officer